EXHIBIT 99

      US AIRWAYS GROUP, INC. REPORTS FIRST QUARTER RESULTS

     ARLINGTON, Va., May 6, 2003 -- US Airways Group, Inc. today reported a pretax loss of $282 million, excluding unusual gains and fresh-start accounting adjustments associated with the completion of the company's Chapter 11 reorganization on March 31, 2003. This compares to a pretax loss of $435 million for the first quarter 2002.

     Net income for the first quarter 2003 was $1.63 billion, driven by the unusual gain recognized in connection with the company's emergence from bankruptcy. Net loss for the first quarter of 2002 was $269 million. Operating revenue for the first quarter was $1.53 billion compared to $1.71 billion in the first quarter 2002.

     "The war with Iraq and the concomitant effect on fuel costs, weak economic conditions and travel demand, clearly overshadowed the successful completion of our restructuring efforts, as demonstrated by these results," said David N. Siegel, US Airways president and chief executive officer. "While major combat operations in Iraq are now effectively over, we continue to see its lingering impact on the industry, and we anticipate a lengthy recovery of demand. Our summer schedule has been set, and our pilot bids have been extended through July, so we will not disrupt the summer travel season and our chances for recovery. However, if we do not see improvements in traffic and yield, we may be forced to make some modest fleet reductions in September to further protect the airline's financial position."

     Siegel said that US Airways has made unprecedented reductions to its cost structure and significantly improved its balance sheet. The company's cash position was also enhanced by the $1 billion loan that was part of the Air Transportation Stabilization Board (ATSB) guarantee process and the $240 million investment by the Retirement Systems of Alabama, resulting in a total restricted and unrestricted cash position of $1.84 billion at the close of the quarter. "It was an extraordinary effort that led to our emergence from Chapter 11 less than eight months after our filing, amidst the worst financial crisis in commercial aviation history. Our employees deserve special recognition for their many contributions during our reorganization that put us in a much more favorable position," Siegel said.

     Siegel added, however, that the restructuring efforts are ongoing, even after the completion of the Chapter 11 process. "We have new work rules, new vendor contracts, new aircraft leases and other cost reductions that are taking effect. But more importantly, we must continue to implement efficiencies and ways to improve how we do business, as well as to look for ways to increase revenue."

     Siegel said that this month, US Airways expects to announce orders for regional jets, which will replace the airline's turboprop fleet and increase feed to the mainline, as well as expanded code share and marketing alliance relationships - all of which should continue to enhance revenue prospects.

FINANCIAL HIGHLIGHTS

   - US Airways outpaced the industry in improving cost per available seat mile (CASM) for its mainline operations, ranking between Continental Airlines and America West Airlines on a stage length adjusted basis. Excluding fuel, US Airways' mainline CASM for the first quarter 2003 was 10.37 cents, an 11.4 percent improvement over the prior year.

   - Systemwide, US Airways outpaced the industry by 2.0 percentage points in year-over-year first quarter 2003 mainline Passenger Revenue Per Available Seat Mile (PRASM). Compared to the first quarter of 2002, US Airways' PRASM was down 1.8 percent while the rest of the industry dropped 3.9 percent. In domestic markets, US Airways bested the industry by 4.7 percentage points. US Airways' PRASM was up 0.9 percent while the rest of the industry dropped 3.8 percent.

   - US Airways reduced operating expenses in the first quarter 2003 by 16.3 percent on a 13.0 percent reduction in capacity despite a 38.6 percent increase in the cost of fuel compared to the first quarter 2002. First quarter results also do not include lower expenses from certain aircraft and vendor restructuring agreements, which will be reflected starting in the second quarter.

FINANCIAL AND OPERATING PERFORMANCE

     For the quarter, US Airways, Inc.'s mainline operations carried 9.4 million passengers, a decline of 20.3 percent compared to the same period of 2002. Revenue passenger miles for the quarter declined 14.1 percent while available seat miles declined
13.0 percent, resulting in a passenger load factor of 67.7 percent, a year-over-year decrease of 0.8 percentage points. The first quarter 2003 yield of 13.56 cents was down 0.6 percent from the same period in 2002, and mainline revenue per available seat mile of 10.41 cents was also down slightly. Mainline CASM of
11.99 cents for the quarter decreased 7.1 percent versus the same period of 2002. The cost of aviation fuel per gallon for the period was 94.66 cents, up 38.6 percent from the same period in 2002. Mainline CASM, excluding fuel, declined by 11.4 percent. CASM excluding fuel provides management and investors the ability to measure and monitor US Airways' performance absent the significant price volatility of fuel. Financial statistics for US Airways' mainline results exclude the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers (see attached "Selected Airline Operating and Financial Statistics").

     Unusually severe winter weather affected US Airways' operations during the quarter, more than any other carrier, in particular over the President's Day weekend. Significant amounts of snowfall in many areas reached record levels, reaching from North Carolina through the Mid-Atlantic and up into the Northeast. The storm shut down airports from the Washington, D.C., area through Boston, closed our Philadelphia hub from Sunday morning until Tuesday evening and caused over 1,700 flight cancellations. Overall, for the quarter these winter storms increased our de-icing costs alone by over $7.5 million, while decreasing net revenue in the quarter by approximately $20 million.

     US Airways Group ended the quarter with total restricted and unrestricted cash of $1.84 billion, including $1.27 billion in unrestricted cash, cash equivalents and short-term investments. This cash balance includes the $1 billion loan obtained under the ATSB guarantee process and the $240 million in new equity financing provided by RSA. At emergence, the company repaid its Debtor-In-Possession facility with RSA of $369 million.

OTHER HIGHLIGHTS FROM THE FIRST QUARTER INCLUDE:

   - Implemented an enhanced marketing relationship with United Airlines as well as new elements of a code share agreement. With United's strong Midwest, West Coast and Pacific presence, once fully implemented, US Airways estimates new annual revenue of approximately $200 million through the relationship.

   -  Continued to expand its Caribbean route network.
US Airways now serves more Caribbean destinations from the mainland U.S. than any other domestic carrier. Since 1999, US Airways has expanded its Caribbean network from nine to 21 destinations. US Airways and US Airways Express along with the GoCaribbean Network partners now provide access to over 30 destinations in the region.

   - Reached an agreement with Airbus to restructure existing orders for A330 and A320 family aircraft, providing US Airways with the flexibility to complement its existing fleet of A330-300 aircraft with A330-200 aircraft, and better match its future fleet of A320 family aircraft for domestic single-aisle operations.

   - Led the industry by being first to implement a flexible travel policy to ease customer concerns about making reservations as a result of the war with Iraq.

OTHER RECENT ACCOMPLISHMENT

   - Ranked first for 2002 in the annual Airline Quality Rating by the University of Nebraska and Wichita State University, moving up from its second place ranking in 2001, showing improvement in three of the four criteria tracked last year. On-time arrivals rose to 83.4 percent, compared to 78.2 percent in 2001. The airline's mishandled baggage rate decreased to 2.95 per 1,000 passengers, down from 3.86 in 2001. Customer complaints were also down for 2002, with 1.13 per 100,000 passengers, compared to 1.87 in 2001. In the fourth major category, denied boardings, US Airways' performance was virtually unchanged.

     On May 2, 2003, US Airways began operating its transatlantic and Caribbean flights in Philadelphia from the new four-level international Terminal A-West. US Airways also expanded its international route network from Philadelphia this month by adding Dublin and Shannon nonstop service.

     In connection with the company's emergence from Chapter 11, US Airways Group, Inc.'s common stock was cancelled on March 31, 2003. As the company is working to meet the requirements for listing its new common stock on a national exchange, it will not hold a conference call to discuss this quarter's results.

Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of its financing facilities; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war; other acts of war or terrorism; the commencement of public trading and market acceptance of the company's new common stock; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.


                              -30-


NUMBER:  4529


                     US Airways Group, Inc.          NEWS RELEASE
              CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                  Three Months Ended March 31,
                              -----------------------------------
                                 2003      2002(Note 1)  % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    1,233    $    1,435      (14.1)
 Cargo and freight                   35            33        6.1
 Other                              266           241       10.4
                              ---------     ---------
   Total Operating Revenues       1,534         1,709      (10.2)

Operating Expenses
 Personnel costs                    622           884      (29.6)
 Aviation fuel                      213           180       18.3
 Aircraft rent                      109           135      (19.3)
 Other rent and landing fees        106           106         --
 Aircraft maintenance                88            97       (9.3)
 Selling expenses                    91           144      (36.8)
 Depreciation and amortization       67            78      (14.1)
 Other                              445           455       (2.2)
                              ---------     ---------
   Total Operating Expenses       1,741         2,079      (16.3)
                              ---------     ---------
   Operating Loss                  (207)         (370)     (44.1)

Other Income (Expense)
 Interest income                      1             7      (85.7)
 Interest expense, net              (73)          (79)      (7.6)
 Reorganization items, net        1,917            --         --
 Other, net                          (3)            7         NM
                              ---------     ---------
   Other Income (Expense), Net    1,842           (65)        NM
                              ---------     ---------
Income (Loss) Before Income Taxes
 and Cumulative Effect of
 Accounting Change                1,635          (435)        NM

   Provision (Credit) for
    Income Taxes                     --          (149)    (100.0)
                              ---------     ---------
Income (Loss) Before Cumulative
 Effect of Accounting Change      1,635          (286)        NM

Cumulative Effect of
 Accounting Change                   --            17     (100.0)
                              ---------     ---------
Net Income (Loss)(Note 3)    $    1,635    $     (269)        NM
                              =========     =========

Earnings (Loss) per Common Share (Note 2)
 Basic
  Before Cumulative Effect
    of Accounting Change     $    24.02   $     (4.22)        NM
  Cumulative Effect of
    Accounting Change                --          0.25     (100.0)
                              ---------     ---------
  Net Earnings (Loss) per
    Common Share             $    24.02   $     (3.97)        NM
                              =========     =========

 Diluted
  Before Cumulative Effect
    of Accounting Change     $    24.02   $     (4.22)        NM
  Cumulative Effect of
    Accounting Change                --          0.25     (100.0)
                              ---------     ---------
  Net Earnings (Loss) per
    Common Share             $    24.02   $     (3.97)        NM
                              =========     =========

Shares Used for Computation (000)
 Basic                           68,076        67,814
 Diluted                         68,076        67,814

NM - Not Meaningful

Note 1. Certain prior year amounts have been reclassified to conform with 2003 presentation.

Note 2. Earnings (Loss) per Common Share amounts may not recalculate due to rounding.

Note 3. Pursuant to SEC Regulation G, the table below shows a reconciliation of Net Income(Loss) excluding unusual items to reported Net Income(Loss).



                                              Three Months Ended
                                                   March 31,
                                             -------------------
                                                2003       2002
                                              --------   --------
Net Income (Loss) Excluding Unusual Items     $  (282)   $  (286)

Unusual Items
  Reorganization items, net 1)                  1,917         --
  Cumulative effect of accounting change 2)        --         17
                                               ------     ------
    Total Unusual Items                         1,917         17
                                               ------     ------
GAAP Net Income (Loss)                        $ 1,635    $  (269)
                                               ======     ======


1) During the first quarter of 2003, US Airways Group, Inc. recognized $1.92 billion in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This income includes, among other things, a $3.94 billion gain on discharge of liabilities, a $966 million gain on restructured aircraft financings and a $387 million net gain on the termination of certain pension plans partially offset by $1.11 billion of adjustments related to the revaluation of assets and liabilities in connection with fresh start accounting, $2.17 billion in damage and deficiency claims and $51 million in professional fees.
2) During the first quarter of 2002, US Airways Group, Inc. recognized a $17 million credit as a result of PSA Airlines, Inc., a wholly-owned subsidiary of US Airways Group, Inc., changing its method of accounting for engine maintenance from accruing on the basis of hours flown to expensing as incurred.

                        US Airways, Inc.             NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                  Three Months Ended March 31,
                              -----------------------------------
                                                             %
                                2003        2002(Note 1)  Change
                              ---------     ------------  -------
Operating Revenues
 Passenger transportation    $    1,117    $    1,307      (14.5)
 US Airways Express
  transportation revenues           242           232        4.3
 Cargo and freight                   35            33        6.1
 Other                              118           123       (4.1)
                              ---------     ---------
  Total Operating Revenues        1,512         1,695      (10.8)

Operating Expenses
 Personnel costs                    562           821      (31.5)
 Aviation fuel                      197           168       17.3
 Aircraft rent                      101           121      (16.5)
 Other rent and landing fees         99            98        1.0
 Aircraft maintenance                70            71       (1.4)
 Selling expenses                    83           131      (36.6)
 Depreciation and amortization       63            73      (13.7)
 US Airways Express capacity
  purchases                         251           258       (2.7)
 Other                              288           323      (10.8)
                              ---------     ---------
  Total Operating Expenses        1,714         2,064      (17.0)
                              ---------     ---------
  Operating Income (Loss)          (202)         (369)     (45.3)

Other Income (Expense)
 Interest income                      2             9      (77.8)
 Interest expense, net              (73)          (80)      (8.8)
 Reorganization items, net        1,888            --         --
 Other, net                          (2)            7         NM
                              ---------     ---------
  Other Income (Expense), Net     1,815           (64)        NM
                              ---------     ---------
Income (Loss) Before Income
 Taxes                            1,613          (433)        NM

  Provision (Credit) for
   Income Taxes                      --          (135)    (100.0)
                              ---------     ---------

Net Income (Loss)            $    1,613   $      (298)        NM
                              =========     =========

NM - Not meaningful

Note 1. Certain prior year amounts have been reclassified to conform with 2003 presentation.


                       US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                  Three Months Ended March 31,
                                -------------------------------
                                                           %
                                    2003       2002     Change
                                  -------    -------   --------
Revenue passengers (thousands)*     9,427     11,825   (20.3)
Revenue passenger miles
 (millions)*                        8,233      9,581   (14.1)
Available seat miles
 (millions)*                       12,166     13,978   (13.0)
Passenger load factor*               67.7%      68.5%   (0.8)pts.
Yield*                              13.56c     13.64c   (0.6)
Passenger revenue per available
 seat mile*                          9.18c      9.35c   (1.8)
Revenue per available seat mile
 excluding US Airways Express
 transportation revenues
 ("mainline RASM") (Note 2)         10.41c     10.46c   (0.5)
Cost per available seat mile
 excluding US Airways Express
 capacity purchases
 ("mainline CASM") (Note 2)         11.99c     12.91c   (7.1)
Cost per available seat mile
 excluding US Airways Express
 capacity purchases and
 Aviation fuel (Note 2)             10.37c     11.71c  (11.4)
Average stage length (miles)*         732        651    12.4
Cost of aviation fuel per gallon    94.66c     68.31c   38.6
Cost of aviation fuel per gallon
 (excluding fuel taxes)             89.15c     62.67c   42.3
Gallons of aviation fuel consumed
 (millions)                           208        245   (15.1)
Scheduled mileage completion
 factor*                             98.2%      99.4%   (1.2)pts.
Number of aircraft in operating
 fleet at period-end                  285        310    (8.1)
Full-time equivalent employees at
 period-end                        27,397     33,859   (19.1)

* Scheduled service only (excludes charter service).
c cents

Note 1. All statistics include US Airways' "mainline" operations only.

Note 2. Pursuant to SEC Regulation G, US Airways, Inc. is providing disclosure of the reconciliation of reported non-GAAP and segment financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP and segment financial measures provide management the ability to measure and monitor
        US Airways, Inc.'s financial performance at the mainline level both with and without the cost of aviation fuel as both the cost and availability of aviation fuel are subject to many economic and political factors beyond
        US Airways, Inc.'s control and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.


                                            (in millions,
                                    except per seat mile amounts)
                                     Three Months Ended March 31,
                                    -----------------------------
                                          2003              2002
                                          ------           ------
Revenue per available seat mile
reconciliation: (1)
  GAAP operating revenues              $  1,512         $  1,695
  US Airways Express transportation
    revenues                                242              232
                                          -----            -----
  Operating revenues excluding
    US Airways Express transportation
    revenues                           $  1,270         $  1,463
  Total available seat miles
    - mainline (2)                       12,202           13,980
  Revenue per available seat mile
    excluding US Airways Express
    transportation revenues               10.41c           10.46c


Cost per available seat mile
reconciliations: (1)
  GAAP operating expenses              $  1,714         $  2,064
  US Airways Express capacity
    purchases                               251              258
                                          -----            -----
  Operating expenses excluding
    US Airways Express capacity
    purchases                          $  1,463         $  1,806
  Total available seat miles
    - mainline (2)                       12,202           13,980
  Cost per available seat mile
    excluding US Airways Express
    capacity purchases                    11.99c           12.91c


  Operating expenses excluding
    US Airways Express capacity
    purchases                          $  1,463         $  1,806
  Aviation fuel - mainline                  197              168
                                          -----            -----
  Operating expenses excluding
    US Airways Express capacity
    purchases and Aviation fuel        $  1,266         $  1,638
  Total available seat miles
    - mainline (2)                       12,202           13,980
  Cost per available seat
    mile excluding US Airways
    Express capacity purchases
    and Aviation fuel                     10.37c           11.71c


(1) Amounts may not recalculate due to rounding.
(2) Includes charter service.